                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF
                           1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           AmSouth Bancorporation
              (Name of Registrant as Specified In Its Charter)

                           AmSouth Bancorporation
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

           Common Stock

    (2) Aggregate number of securities to which transaction applies:

           N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           N/A

    (4) Proposed maximum aggregate value of transaction:

           N/A
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO]

- -------------------------------------------------------------------------------

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 1994

TO THE HOLDERS OF SHARES OF COMMON STOCK:

 NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank N.A. in the AmSouth/Harbert Plaza, 1901 Sixth Avenue, North, in Birmingham, Alabama, on Thursday, April 21, 1994 at 11:00 A.M., Birmingham, Alabama time, for the purpose of considering and voting upon the following matters:

 1. The election of eight directors of Class III to serve for a term of three years until the Annual Meeting of Shareholders in 1997 or until their successors are elected and qualify.

 2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

                                   Only those Shareholders of Record at the close of business on March 4, 1994 shall be entitled to receive notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Maria B. Campbell

March 21, 1994                     Secretary

- -------------------------------------------------------------------------------
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. YOUR PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
TABLE OF CONTENTS                                                           PAGE

Notice of Meeting........................................................ Cover
Proxy Statement..........................................................   1
General..................................................................   1
Shareholder Proposals....................................................   1
Voting Securities and Principal Holders Thereof..........................   2
Election of Directors....................................................   5
 Certain Information Concerning the Board of Directors and its Commit-
  tees...................................................................  14
 Director Attendance; Filings............................................  14
 Certain Transactions....................................................  14
Executive Compensation...................................................  15
Voting Procedures........................................................  23
Relationship With Independent Public Accountants.........................  23

                                PROXY STATEMENT
                             DATED MARCH 21, 1994
                            AMSOUTH BANCORPORATION
                   P.O. Box 11007, Birmingham, Alabama 35288
                      For Annual Meeting of Shareholders
                         To Be Held on April 21, 1994

- -------------------------------------------------------------------------------
GENERAL
 This Proxy Statement is furnished on or about March 24, 1994, to the shareholders of AmSouth Bancorporation ("AmSouth") in connection with the solicitation of proxies by the Board of Directors of AmSouth to be used in voting at the Annual Meeting of Shareholders to be held on April 21, 1994 and any adjournment or adjournments thereof. If the enclosed Proxy is properly executed and received by AmSouth before or at the Annual Meeting, the shares represented thereby will be voted as specified in the Proxy, BUT IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR
THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS.
 The person giving the enclosed Proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the corporate secretary of AmSouth, provided such later written proxy or revocation is actually received by the corporate secretary of AmSouth before the vote of shareholders.
 Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited by directors, officers and other employees of AmSouth and its subsidiaries, in person, by telephone and by telegraph. AmSouth has also retained Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $5,000 plus the reimbursement of any out-of-pocket expenses incurred.
It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered. The cost of preparing, assembling and mailing this Proxy Statement and other materials furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of AmSouth, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by AmSouth.
 THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF AMSOUTH.
 The purposes of the Annual Meeting are as set forth in the accompanying
"Notice of Meeting of Shareholders." Management of AmSouth does not know of any matters that may be brought before the Annual Meeting other than as described in the Notice of Meeting. IF ANY OTHER MATTERS SHOULD PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, THE ENCLOSED
PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.
 The Board of Directors urges that you execute and return the enclosed Proxy as soon as possible and recommends that the shares represented by the Proxy be voted in favor of the matters proposed.
 A COPY OF AMSOUTH'S 1993 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION ACCOMPANIES THIS PROXY STATEMENT, BUT ADDITIONAL COPIES
WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS SUCH REPORT
IN WRITING FROM SALLY B. HAWLEY, AMSOUTH BANCORPORATION, INVESTOR RELATIONS DEPARTMENT, POST OFFICE BOX 11007, BIRMINGHAM, ALABAMA 35288.

SHAREHOLDER PROPOSALS
 In order to be included in the proxy materials for AmSouth's 1995 Annual Meeting, any proposals of shareholders intended to be presented at that meeting must be received in written form at AmSouth's executive offices on or before November 20, 1994.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
 Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on March 4, 1994 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to two hundred million (200,000,000) shares of such common stock. As of March 4, 1994, there were 51,722,454 shares of common stock of AmSouth issued, outstanding and entitled to vote.
 Shareholders who are participants in AmSouth's Dividend Reinvestment and Common Stock Purchase Plan will find that the enclosed Proxy shows the total of the number of shares held by them in their own names and those shares, including fractions of shares, held on their behalf by the agent for the plan. Signing and returning the enclosed Proxy will allow voting of all shares, including those held by the agent.
 At March 4, 1994 no person was known to the management of AmSouth to be the beneficial owner of more than 5% of AmSouth's outstanding common stock other than (i) the "AmSouth Group" (consisting of the Trust Divisions of AmSouth Bank N.A. and AmSouth Bank of Florida) and (ii) Capital Research and Management Company (see the following table).
 The following tabulation reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) the AmSouth Group, (ii) Capital Research and Management Company, (iii) each director and nominee for director of AmSouth, (iv) the two most highly compensated executive officers who are not also directors (listed in the table under the heading "Certain Executive Officers"), and (v) the directors, nominees and executive officers of AmSouth as a group.
 B. Phil Richardson will retire as a director effective April 21, 1994, pursuant to the mandatory retirement provisions in the AmSouth Bylaws.

                           AMSOUTH SHARES BENEFICIALLY OWNED(/1/) AS OF
                                          MARCH 4, 1994+
                          ------------------------------------------------------------------------
                            SOLE              SHARED                              PERCENT OF TOTAL
PERSON, GROUP OR ENTITY     POWER           POWER(/2/)        AGGREGATE             OUTSTANDING
- -----------------------   ---------         ----------        ---------           ----------------
AmSouth Group+            4,616,546(/3/)     840,382(/4/)     5,456,928(/5/)(/6/)      11.64%
 (P.O. Box 11426, Bir-
  mingham, Alabama)

Capital Research and
 Management Company+
 (333 South Hope St.,
  Los Angeles, CA 90071)  2,350,000(/7/)                      2,350,000(/7/)            5.01%

DIRECTORS AND NOMINEES
C. Stanley Bailey            57,076(/8/)      15,111(/9/)        72,187                    *
George W. Barber, Jr.        81,958(/1//0/)   27,259(/1//0/)    109,217                    *
William D. Biggs             48,410                              48,410                    *
Barney B. Burks, Jr.          5,002                               5,002                    *
William J. Cabaniss, Jr.      4,609           16,315(/1//1/)     20,924                    *
Joseph M. Farley              9,149            8,988(/1//2/)     18,137                    *
M. Miller Gorrie             13,984            1,000             14,984                    *
Robert A. Guthans             8,350                               8,350                    *
Elmer B. Harris                                1,957              1,957                    *
James I. Harrison, Jr.        4,535                               4,535                    *
Donald E. Hess                1,131                               1,131                    *
Hugh B. Jacks                 3,557                               3,557                    *
Ronald L. Kuehn, Jr.          1,415                               1,415                    *
E. Roberts Leatherbury        1,350              307              1,657                    *
Mrs. H. Taylor
 Morrissette                  9,853                               9,853                    *
Claude B. Nielsen               693                                 693                    *
Arthur R. Outlaw             10,896(/1//3/)                      10,896                    *
Z. Cartter Patten, III       82,227(/1//4/)  368,596(/1//5/)    450,823                    *
Benjamin F. Payton            1,182                               1,182                    *
B. Phil Richardson            3,704(/1//6/)      190              3,894                    *
C. Dowd Ritter               76,202(/1//7/)                      76,202                    *
William J. Rushton, III      18,976            6,039(/1//8/)     25,015                    *
Herbert A. Sklenar                             1,907              1,907                    *
W. A. Williamson, Jr.        24,978           18,848             43,826                    *
John W. Woods               302,725(/1//9/)                     302,725                    *
Spencer H. Wright            89,567                              89,567                    *

CERTAIN EXECUTIVE OFFI-
 CERS
A. Fox deFuniak, III         47,585(/2//0/)      390             47,975                    *
E.W. Stephenson, Jr.         40,335(/2//1/)                      40,335                    *
Directors, Nominees and
 Executive Officers as a
 group (consisting of 29
 persons)                   985,088(/2//2/)  466,907          1,451,995                 2.79%

- -------
*less than 1 percent
+ Figures for the AmSouth Group and Capital Research and Management Company, and for shares held by the AmSouth Thrift Plan, are as of December 31, 1993.

NOTES
 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, he or she has sole voting and investment power, and if a beneficial owner is shown as having shared power, he or she has shared voting and investment power. Some individuals are shown as beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition, over the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of his contributions, thereby affecting his balance in the Fund.

 (2) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer. In addition, individual directors, nominees and executive officers may make specific disclaimers of beneficial ownership in the following notes.

 (3) Of these shares, the AmSouth Group has sole voting power as to 4,615,796 shares, sole investment power as to 2,369,510 shares, shared investment power as to 1,628,248 shares and no voting power as to 750 shares.

 (4) Of these shares, the AmSouth Group has shared voting power as to 814,516 shares, no voting power as to 25,866 shares, sole investment power as to 28,820 shares and shared investment power as to 420,737 shares.

 (5) Includes 590,094 shares held as Trustee of AmSouth's Thrift Plan at December 31, 1993. See Note (22) and the information immediately following the Notes to this Table.

 (6) Shares reported as beneficially owned by the AmSouth Group are held in various fiduciary capacities.

 (7) Capital Research and Management Company, a registered investment adviser, and an operating subsidiary of The Capital Group, Inc., exercises investment discretion with respect to these shares, which are owned by various institutional investors, but has no power to direct the voting of these shares.

 (8) Includes 26,100 shares which could be acquired within 60 days pursuant to stock options and 18,625 shares of restricted stock as to which he has sole voting power, but no power of disposition.

 (9) Mr. Bailey disclaims actual beneficial ownership of these shares, which are owned by his spouse either in her own name or as custodian for a minor child.

(10) Mr. Barber expressly disclaims actual beneficial ownership of (a) 69,559 of the shares shown under "Sole Power," which are owned by a foundation he has established, and (b) all shares shown under "Shared Power," which are held by trusts for which he is a trustee.

(11) Mr. Cabaniss disclaims actual beneficial ownership of these shares, which are held by trusts of which he is a trustee.

(12) Includes 6,187 shares held by a foundation of which Mr. Farley is a co-trustee, as to which Mr. Farley disclaims actual beneficial ownership.

(13) Includes 481 shares owned of record by the Estate of Mayme R. Outlaw and 6,547 shares owned of record by the Estate of G.C. Outlaw, Jr., as to all of which Mr. Outlaw disclaims actual beneficial ownership.

(14) 59,325 of these shares are held by Patten and Patten, Inc. ("P & P") of which Mr. Patten is Chairman of the Board, as to which shares Mr. Patten disclaims actual beneficial ownership. Mr. Patten also disclaims actual beneficial ownership of the following shares shown under "Sole Power":
     2,084 shares, which he holds as custodian for his children and 2,464 shares owned by the P & P Profit Sharing Plan (as to which he has sole voting power, but shared investment power).

(15) Mr. Patten disclaims actual ownership of these shares, 1,324 of which are held by his spouse, 6,930 of which are held by a trust of which he is co-trustee and 360,342 of which are held by P & P.

(16) This number does not include 370,887 shares owned by Alfa Mutual Insurance Co., 26,934 shares owned by Alfa Mutual General Ins. Co. and 292,173 shares owned by Alfa Mutual Fire Ins. Co. Mr. Richardson is an officer of these companies, but disclaims actual beneficial ownership of all shares owned by them.

(17) Includes 33,003 shares which could be acquired within 60 days pursuant to stock options, 18,625 shares of restricted stock as to which he has sole voting power, but no power of disposition, and 13,569 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(18) Mr. Rushton has the potential power to control these shares (which are owned by his sons) through powers of attorney, and disclaims actual beneficial ownership of these shares.

(19) Includes 200,325 shares which could be acquired within 60 days pursuant to stock options, 20,325 shares of restricted stock as to which he has sole voting power, but no power of disposition, and 10,786 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(20) Includes 24,903 shares which could be acquired within 60 days pursuant to stock options, 13,825 shares of restricted stock as to which he has sole voting power, but no power of disposition, and 2,107 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(21) Includes 23,350 shares which could be acquired within 60 days pursuant to stock options, 11,775 shares of restricted stock as to which he has sole voting power, but no power of disposition, and 1,874 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(22) 29,289 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan; 91,950 of these shares are restricted stock as to which the director, nominee or executive officer has sole voting power but no power of disposition; and 326,931 of these shares could be acquired within 60 days pursuant to stock options.

  Participants in the AmSouth Thrift Plan who have balances in the AmSouth Stock Fund will be furnished copies of all proxy solicitation materials, and each participant may direct the plan Trustee how to vote the participant's proportionate interest in the stock held by the plan. Except with respect to the election of directors and any proposal for a merger or other reorganization, the Trustee may, in its discretion, vote shares for which no directions have been received. With respect to the election of directors and any proposal for a merger or other reorganization, the Trustee will not vote shares for which no voting directions are received.

  Participants in the Employee Stock Ownership Plan ("ESOP") of the former Mid-State Federal Savings Bank, which merged into a subsidiary of AmSouth, will also be furnished copies of proxy solicitation materials.

  Each ESOP participant is entitled to direct the voting of the shares of AmSouth stock allocated to his account. The ESOP trustee votes all shares held under the ESOP and not yet allocated to participants' accounts. In addition, if any participant fails to direct the trustee as to the voting of shares allocated to that participant's account, the trustee votes those shares in the same manner as the unallocated shares.

  As of March 4, 1994, AmSouth held 1,500,000 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS

  Under AmSouth's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each Class expiring in successive years. The terms of Class III Directors expire at this Annual Meeting. The terms of Class I Directors and Class II Directors will expire in 1995 and 1996, respectively. As previously noted, one director will retire at this Annual Meeting. The Board is recommending the re-election of the eight current directors of Class III eligible for re-election. Directors elected at this Annual Meeting will serve three-year terms expiring at the 1997 Annual Meeting of Shareholders or until his respective successor is elected and qualified, except as provided in the Bylaws. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the nominees named below for the term indicated.

 If any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominees recommended by Management. Management has no reason to believe that any nominee will be unable or unwilling to serve as a Director if elected.

 The names of the nominees and the Directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. Service shown with AmSouth and its subsidiaries may include service with their predecessor companies.

                      NOMINEES FOR TERMS EXPIRING IN 1997

                                       OFFICES WITH
                              DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR          AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS              OTHER DIRECTORSHIPS(/1/)
- --------------------------------------------------------------------------------------------------------------------
George W. Barber, Jr.     53  1982     Director, AmSouth      Chairman of the Board,
                                       Bank N.A.              Barber Dairies, Inc.
                                                              (processor and distributor
                                                              of dairy products)

William J. Cabaniss, Jr.  55  1992*    Director, AmSouth      President, Precision             Protective Life
                                       Bank N.A.              Grinding, Inc. (machine           Corporation
                                                              grinding company)                Birmingham Steel
                                                                                                Corporation

Hugh B. Jacks             59  1983     Director, AmSouth      President, January 1992 to       Acme Cleveland Corp.
                                       Bank N.A.              date, Potential Enterprises      Provident Life and
                                                              (consulting and speaking);        Accident Insurance
                                                              President, May 1983 to            Company of America
                                                              November 1991, BellSouth
                                                              Services (communications)

Ronald L. Kuehn, Jr.      58  1986     Director, AmSouth      Chairman of the Board,           Praxair, Inc.
                                       Bank N.A.              President and Chief              Protective Life
                                                              Executive Officer, April          Corporation
                                                              1986 to date, Sonat Inc.         Sonat Inc.
                                                              (diversified energy holding      Sonat Offshore
                                                              company)                          Drilling, Inc.
                                                                                               Southern Natural Gas
                                                                                                Company
                                                                                               Union Carbide
                                                                                                Corporation

E. Roberts Leatherbury    57  1982     Director, AmSouth      Executive Vice President,
                                       Bank N.A.              February 1994 to date,
                                                              Cooper/T. Smith (stevedoring
                                                              and towing company);
                                                              Executive Vice President,
                                                              1987 to February 1994, Ryan-
                                                              Walsh, Inc. (cargo handling
                                                              and ship services)

Z. Cartter Patten, III    53  1993     Director, AmSouth      Chairman of the Board,           Patten and Patten, Inc.
                                       Bank of Tennessee and  Patten and Patten, Inc.
                                       AmSouth Bank of        (investment advisory firm)
                                       Georgia

Herbert A. Sklenar        62  1984     Director, AmSouth      Chairman and Chief Executive     Vulcan Materials
                                       Bank N.A.              Officer, May 1992 to date,        Company
                                                              and President and Chief          Protective Life
                                                              Executive Officer, May 1986       Corporation
                                                              to May 1992, all of Vulcan       Temple Inland, Inc.
                                                              Materials Company
                                                              (construction materials and
                                                              chemicals)

John W. Woods             62  1972     Chairman, Chief        Chairman and Chief Executive     Alabama Power
                                       Executive Officer,     Officer, 1972 to date, and        Company
                                       and President,         President, August 1993 to        Protective Life
                                       AmSouth; Director,     date, all of AmSouth;             Corporation
                                       Chairman, Chief        Chairman and Chief Executive
                                       Executive Officer and  Officer, 1983 to date, and
                                       President, AmSouth     President, August 1990 to
                                       Bank N.A.; Director,   date, all of AmSouth Bank
                                       AmSouth Mortgage       N.A.
                                       Company, Inc.

*Mr. Cabaniss was formerly a director from 1983 to 1988.

      (PHOTO OF                 (PHOTO OF                (PHOTO OF
GEORGE W. BARBER, JR.     WILLIAM J. CABANISS, JR.     HUGH B. JACKS
    APPEARS HERE)              APPEARS HERE)           APPEARS HERE)
George W. Barber, Jr.     William J. Cabaniss, Jr.     Hugh B. Jacks


     (PHOTO OF                   (PHOTO OF                   (PHOTO OF
RONALD L. KUEHN, JR.      E. ROBERTS LEATHERBURY       Z. CARTTER PATTEN, III
   APPEARS HERE)               APPEARS HERE)                APPEARS HERE)
Ronald L. Kuehn, Jr.      E. Roberts Leatherbury       Z. Cartter Patten, III


     (PHOTO OF              (PHOTO OF
HERBERT A. SKELENAR       JOHN W. WOODS
   APPEARS HERE)          APPEARS HERE)
Herbert A. Sklenar        John W. Woods

                      DIRECTORS WHOSE TERMS EXPIRE IN 1995

                                      OFFICES WITH
                             DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR         AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS                OTHER DIRECTORSHIPS/(1)/
- ---------------------------------------------------------------------------------------------------------------------
Barney B. Burks, Jr.     63  1988     Director, AmSouth      Partner, Burks Brothers, 1954
                                      Bank of Florida        to date (investments);
                                                             Consultant to J.C. Bradford &
                                                             Co., 1986 to date (brokerage
                                                             firm); Chairman of the Board,
                                                             July 1988 to August 1993,
                                                             AmSouth Bank of Florida;
                                                             Partner, Burks Tire & Services,
                                                             1993 to date (auto tire and
                                                             service facilities)

M. Miller Gorrie         58  1983     Director, AmSouth      President and Chief Executive   Colonial
                                      Bank N.A.              Officer, Brasfield & Gorrie,    Properties
                                                             Inc., 1967 to date, and          Trust
                                                             Brasfield & Gorrie General      Winston
                                                             Contractor, Inc., 1988 to date  Furniture Co.
                                                             (general contractors)

Donald E. Hess           45  1992     Director, AmSouth      President and Chief Executive   Parisian, Inc.
                                      Bank N.A.              Officer, Parisian, Inc. (chain
                                                             of retail specialty stores)

Claude B. Nielsen        43  1993     Director, AmSouth      President and Chief Executive   Colonial
                                      Bank N.A.              Officer, May 1991 to date,      Properties
                                                             President and Chief Operating    Trust
                                                             Officer, February 1990 to May
                                                             1991, and President, April 1987
                                                             to February 1990, all of Coca-
                                                             Cola Bottling Company United,
                                                             Inc. (soft drink bottler)

Arthur R. Outlaw         67  1974                            Vice Chairman of the Board,     Morrison
                                                             December 1984 to date, Morrison Restaurants,
                                                             Restaurants, Inc. (restaurants-  Inc.
                                                             food supplier); Mayor of
                                                             Mobile, Alabama, October 1985
                                                             to September 1989

Benjamin F. Payton       61  1983     Director, AmSouth      President, Tuskegee University, Morrison
                                      Bank N.A.              1981 to date                    Restaurants,
                                                                                              Inc.
                                                                                             Praxair, Inc.
                                                                                             The ITT
                                                                                             Corporation
                                                                                             The Liberty
                                                                                              Corporation
                                                                                             The Sheraton
                                                                                              Corporation
                                                                                             Sonat Inc.

C. Dowd Ritter           46  1993     Vice Chairman and a    Vice Chairman of AmSouth and
                                      Director of AmSouth    AmSouth Bank N.A., July 1993 to
                                      and AmSouth Bank       date; Senior Executive Vice
                                      N.A.; Director,        President of AmSouth and Senior
                                      AmSouth Bank of        Executive Vice President and
                                      Georgia, AmSouth       General Banking Group Head of
                                      Mortgage Company,      AmSouth Bank N.A., May 1991 to
                                      Inc. and AmSouth       July 1993; Senior Executive
                                      Investment Services,   Vice President, Trust Officer
                                      Inc.                   and Trust and Financial
                                                             Services Group Head of AmSouth
                                                             Bank N.A., August 1988 to May
                                                             1991

William J. Rushton, III  65  1979     Director, AmSouth      Chairman of the Board, May 1992 Alabama Power
                                      Bank N.A.              to date, and Chairman of the     Company
                                                             Board and Chief Executive       Protective Life
                                                             Officer, 1982 to May 1992, all   Corporation
                                                             of Protective Life Corporation  The Southern
                                                             (insurance holding company)     Company

W. A. Williamson, Jr.    58  1983     Director, AmSouth      Partner, Kowaliga Capital,      Genesco
                                      Bank N.A.              Inc., February 1994 to date
                                                             (investment company); Chairman
                                                             and Chief Executive Officer,
                                                             1981 to 1992, Durr Fillauer
                                                             Medical, Inc. (supplier of
                                                             drugs and other medical
                                                             products)

        (PHOTO OF               (PHOTO OF                  (PHOTO OF
    BARNEY B. BURKS, JR.     M. MILLER GORRIE            DONALD E. HESS
      APPEARS HERE)           APPEARS HERE)              APPEARS HERE)
    Barney B. Burks, Jr.     M. Miller Gorrie            Donald E. Hess


        (PHOTO OF               (PHOTO OF                   (PHOTO OF
    CLAUDE B. NIELSEN        ARTHUR R. OUTLAW            BENJAMIN F. PAYTON
      APPEARS HERE)           APPEARS HERE)                APPEARS HERE)
    Claude B. Nielsen        Arthur R. Outlaw            Benjamin F. Payton


       (PHOTO OF                    (PHOTO OF                 (PHOTO OF
    C. DOWD RITTER           WILLIAM J. RUSHTON, III     W.A. WILLIAMSON, JR.
     APPEARS HERE)                APPEARS HERE)             APPEARS HERE)
    C. Dowd Ritter           William J. Rushton, III     W.A. Williamson, Jr.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                     OFFICES WITH
                            DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR        AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS              OTHER DIRECTORSHIPS(/1/)
- ------------------------------------------------------------------------------------------------------------------
C. Stanley Bailey       44  1993     Vice Chairman and a    Vice Chairman of AmSouth and
                                     Director of AmSouth    AmSouth Bank N.A., July 1993
                                     and AmSouth Bank       to date; Senior Executive
                                     N.A.; Director,        Vice President and Chief
                                     AmSouth Bank of        Financial Officer of AmSouth
                                     Georgia, AmSouth       and Senior Executive Vice
                                     Mortgage Company,      President and Chief
                                     Inc., AmSouth Realty,  Financial Officer and
                                     Inc. and Alabanc       Financial Management Group
                                     Properties, Inc.       Head of AmSouth Bank N.A.,
                                                            June 1990 to July 1993;
                                                            Senior Executive Vice
                                                            President of AmSouth and
                                                            Senior Executive Vice
                                                            President and Operations and
                                                            Administration Group Head of
                                                            AmSouth Bank N.A., August
                                                            1988 to June 1990

William D. Biggs        55  1990*    Director, AmSouth      Real estate development and
                                     Bank N.A.              investments

Joseph M. Farley        66  1972                            Of Counsel, Balch & Bingham   Torchmark
                                                            (Law Firm), November 1992 to  Corporation
                                                            date; Chairman of the Board,
                                                            June 1992 to October 1992,
                                                            Chairman and Chief Executive
                                                            Officer, April 1991 to May
                                                            1992, and President and
                                                            Chief Executive Officer,
                                                            January 1991 to April 1991,
                                                            all of Southern Nuclear
                                                            Company (public utility);
                                                            Executive Vice President and
                                                            Corporate Counsel, July 1991
                                                            to October 1992, and
                                                            Executive Vice President-
                                                            Nuclear, March 1989 to
                                                            December 1990, The Southern
                                                            Company (public utility);
                                                            President and Director,
                                                            April 1969 through February
                                                            1989, Alabama Power Company
                                                            (public utility)

Robert A. Guthans       64  1991     Director, AmSouth      President and Chief
                                     Bank N.A.              Executive Officer, 1973 to
                                                            date, Midstream Fuel
                                                            Service, Inc., Petroleum
                                                            Energy Products Co. and
                                                            Tenn-Tom Towing Co. (fueling
                                                            and towing services)

Elmer B. Harris         54  1989     Director, AmSouth      President and Chief           The Southern
                                     Bank N.A.              Executive Officer, March      Company Alabama
                                                            1989 to date, Alabama Power   Power  Company
                                                            Company (public utility);     Southern
                                                            Senior Executive Vice         Electric
                                                            President, 1986 to February    Generating
                                                            1989, Georgia Power Company   Company
                                                            (public utility)              Southern Company
                                                                                           Services, Inc.
                                                                                          Southern Nuclear
                                                                                           Company

James I. Harrison, Jr.  61  1988     Director, AmSouth      President, Harco Drug, Inc.
                                     Bank N.A.              (retail drug store chain)

* Mr. Biggs was formerly a director from 1977 to 1988.

          (PHOTO)                   (PHOTO)                  (PHOTO)

C. Stanley Bailey         William D. Biggs         Joseph M. Farley


          (PHOTO)                   (PHOTO)                  (PHOTO)

Robert A. Guthans         Elmer B. Harris          James I. Harrison, Jr.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                OFFICES WITH
                       DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR   AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS              OTHER DIRECTORSHIPS(/1/)
- -------------------------------------------------------------------------------------------------------------
Mrs. H. Taylor     60  1992     Director, AmSouth      President, 1990 to date, HTM
 Morrissette                    Bank N.A.              Investment & Development,
                                                       Inc. (personal investment
                                                       company)
Spencer H. Wright  69  1993     Chairman of the Board  Chairman of the Board of
                                and Director, AmSouth  AmSouth Bank of Tennessee,
                                Bank of Tennessee      February 1993 to date;
                                                       Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer, First
                                                       Chattanooga Financial
                                                       Corporation and First
                                                       Federal Bank, FSB, 1987 to
                                                       February 1993; Chairman of
                                                       the Board and President of
                                                       Spencer Wright Industries,
                                                       Inc. (manufacturer of
                                                       tufting machinery and other
                                                       textile equipment and parts)

          (PHOTO)                   (PHOTO)

    Mrs. H. Taylor MorrissetteSpencer H. Wright

NOTES:
 1. These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES
 The full Board of Directors met 13 times during 1993. To assist it in carrying out its work, the Board of Directors has several standing committees. These include the Audit Committee, the Compensation Committee and the Nominating Committee. Information about these committees follows.
 The Audit Committee has a membership consisting of seven non-officer directors. The Chairman is Director Leatherbury, and the other current members are Directors Barber, Burks, Guthans, Hess, Patten and Williamson. Management representatives meeting with the Committee included Directors Woods, Bailey and Ritter. Management representatives met with the Audit Committee during part, but not all, of each meeting of the Committee, as did representatives of AmSouth's Audit Department and Credit Administration and Loan Review Department and representatives of AmSouth's independent auditors. This Committee is charged by the Board of Directors with several major functions: to audit and examine the condition of the corporation; to review all reports of audits of the corporation and its subsidiaries and affiliates; to ensure proper asset quality of the corporation; and to monitor compliance with various laws and regulations. The Audit Department is under the direct supervision of the Audit Committee. In performing these functions, the Committee met four times during 1993.
 The Compensation Committee is currently composed of seven non-officer directors. Director Farley serves as Chairman, and other members of the Committee are Directors Biggs, Cabaniss, Harris, Kuehn, Jacks and Sklenar. The Compensation Committee is responsible for all compensation and staff benefit plans of the corporation, and it evaluates and approves compensation for executive officers. It reviews summaries of current compensation paid all other officers and periodically reports changes in the compensation plans for all officers and employees to the Board of Directors. It receives and reviews such reports of compensation and benefit plan administration from the corporation's management as it may require. The Committee met four times during 1993.
 The Nominating Committee is currently composed of seven non-officer directors. Director Gorrie, as Chairman, serves with Directors Harrison, Jacks, Morrissette, Nielsen, Payton and Wright. In addition to reviewing potential nominees and recommending new directors, the Nominating Committee is charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Further, the Committee reviews and recommends appropriate changes in Board compensation and Board retirement policies. No formal procedure whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth has been instituted. However, the Committee would consider any such recommendations made to it in writing on a timely basis. The Committee met one time during 1993.
 In addition to the committees discussed above, the Board may from time to time establish special purpose committees. There is also an Executive Committee which normally meets once a month and performs functions of the full Board when the Board is not in session. Prior to February 1994, the membership of the Committee rotated on a prescribed basis, and Directors Woods, Bailey and Ritter were ex officio members of the Committee. At the February 1994 AmSouth Board Meeting, Messrs. Biggs, Farley, Harris, Jacks, Kuehn and Sklenar were designated as members of the Committee, with Mr. Woods as an ex officio member and Chairman. The Committee met 12 times during 1993.

DIRECTOR ATTENDANCE; FILINGS
 During 1993, all incumbent directors of AmSouth, other than George W. Barber, Jr., Donald E. Hess, Claude B. Nielsen and Benjamin F. Payton attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of which they were members. AmSouth believes that attendance at meetings is only one means by which directors may contribute to the effective management of AmSouth and that the contributions of all directors have been substantial and are highly valued.
 During 1993 the following directors and executive officer of AmSouth filed late reports required by Section 16(a) of the Securities Exchange Act of 1934:
M. Miller Gorrie, a director, filed one late report covering one transaction; the Longview Trust, of which director Z. Cartter Patten, III is a trustee, filed one late report on Form 3; and Alfred W. Swan, Jr., an executive officer, filed one late report covering one transaction. In making this disclosure AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed.

CERTAIN TRANSACTIONS
 Certain directors and executive officers of AmSouth and its subsidiaries, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth's subsidiaries in the ordinary course of business during 1993. In addition, certain of the foregoing are or have been executive officers or 10% or more stockholders in corporations, or members of partnerships, which are customers of such subsidiaries and which have had loan transactions with the subsidiaries in the ordinary course of business. In the opinion of the management of each of the respective subsidiaries, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

 Director M. Miller Gorrie is President and Chief Executive Officer and a substantial shareholder of Brasfield & Gorrie, Inc. ("Brasfield"). During 1993, AmSouth entered into a construction contract with Brasfield with an approximate total value of $64,000,000. From January 1, 1993 through February 28, 1994, AmSouth made payments to Brasfield of $3,693,210 pursuant to that contract.

 Certain other transactions involving directors of AmSouth are disclosed below in the section entitled "Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
 The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer, each of the four other most highly compensated executive officers of AmSouth at December 31, 1993 and William A. Powell, Jr., who retired in August 1993, but whose compensation would place him among the five most highly compensated executive officers (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1993, 1992 and 1991, except that the "Other Annual Compensation" and "All Other Compensation" columns are only required to include amounts earned for the fiscal years ended December 31, 1993 and 1992. The "All Other Compensation" column includes such amounts. No amounts were required to be disclosed in the "Other Annual Compensation" column under applicable rules.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                       ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                              --------------------------------------- -------------------------------------
                                                                                AWARDS            PAYOUTS
                                                                      -------------------------- ----------
                                                                                      SECURITIES
                                                          OTHER         RESTRICTED    UNDERLYING            ALL OTHER
   NAME AND PRINCIPAL                                     ANNUAL           STOCK       OPTIONS/     LTIP    COPMPENSA-
        POSITION         YEAR SALARY ($)   BONUS ($) COMPENSATION ($) AWARD(S) ($)(1) SAR'S (#)  PAYOUTS($) TION($)(3)
   ------------------    ---- ----------   --------- ---------------- --------------- ---------- ---------- ----------
JOHN W. WOODS            1993  $595,000    $327,250    There is no      $203,190.63     18,000               $ 29,295
 Chairman, President, &  1992  $545,000    $245,250    compensation      166,287.50     18,825    (2) Not    $ 29,123
 Chief Executive Officer 1991  $515,000    $283,251   required to be                    45,000   Applicable
 of AmSouth & AmSouth                                  disclosed in
 Bank N.A.                                             this column.
C. STANLEY BAILEY        1993  $266,667(4) $133,333                      117,012.50      4,500               $ 11,648
 Vice Chairman, AmSouth  1992  $210,000    $ 84,000                       42,400.00      4,800               $ 12,400
 & AmSouth Bank N.A.     1991  $186,750    $ 82,170                      161,280.00      9,750
C. DOWD RITTER           1993  $266,667(4) $133,333                      117,012.50      4,500               $ 13,566
 Vice Chairman, AmSouth  1992  $210,000    $ 84,000                       42,400.00      4,800               $ 12,920
 & AmSouth Bank N.A.     1991  $188,625    $ 82,995                      161,280.00      9,750
WILLIAM A. POWELL, JR.   1993  $211,335    $ 95,101                                     11,000               $124,548
 President, AmSouth      1992  $330,000    $132,000                       98,050.00     11,100               $ 22,225
 and Vice Chairman,      1991  $308,000    $169,401                                     24,000
 AmSouth Bank N.A.
 Retired in 1993
A. FOX DEFUNIAK, III     1993  $217,000    $ 75,950                       52,971.88      4,500               $ 11,122
 Senior Executive Vice   1992  $200,000    $ 62,000                       42,400.00      4,800               $ 11,240
 President, Birmingham   1991  $177,500    $ 78,100                      161,280.00      9,750
 Banking Group,
 AmSouth Bank N.A.
E. W. STEPHENSON, JR.    1993  $177,833    $ 71,133                       52,971.88      3,400               $  9,256
 Senior Executive Vice   1992  $150,000    $ 45,000                       27,825.00      3,150               $  8,560
 President, AmSouth      1991  $140,000    $ 52,488                      107,520.00      6,750
 and Chairman & Chief
 Executive Officer,
 AmSouth Bank of Florida

- --------------------------------------------------------------------------------
(1) Amount is based on market value     (2) No performance share or unit plan
    on date of grant. Dividends are         currently exists. See Footnote
    paid on all restricted shares.          (1), however, for a discussion of
    The size of the grants was              the performance factors on which
    determined by comparison of             the 1993 grant of restricted stock
    AmSouth's Return on Average             was based.
    Assets, Return on Average Equity    (3) These amounts reflect Company
    and Total Shareholder Return to         Matching contributions to the
    that of a group of peer banks           AmSouth Thrift Plan and Prior
    during 1990, 1991, and 1992.            Profit Sharing Plan payout, and in
    AmSouth's performance was at the        the case of Mr. Powell, include
    median of the peer group,               amounts payable at retirement,
    generating a market average             including $50,000 in consulting
    award.                                  fees paid in 1993. An additional
                                            $50,000 in such fees are payable
The following table provides infor-         in 1994.
mation about restricted shares unre-
leased as of 12/31/93.

            AGGREGATE # OF         VALUE BASED ON YEAR END
NAME        RESTRICTED SHARES HELD STOCK PRICE OF $31.25
- ----------  ---------------------- -----------------------
Woods               12,700               $396,875.00
Bailey              14,300               $446,875.00
Ritter              14,300               $446,875.00
Powell                   0(5)            $      0.00
deFuniak            12,275               $383,593.75
Stephenson           8,725               $272,656.25

None of the restricted awards listed
in the Summary Compensation Table or
in the Footnote Table above have a
vesting schedule of less than three
years.

NAME             COMPANY MATCH THRIFT PRIOR PROFIT SHARING PLAN
- ---------------- -------------------- -------------------------
Woods                   $5,895                 $23,400
Bailey                  $4,498                 $ 7,150
Ritter                  $5,896                 $ 7,670
Powell                  $5,031                 $ 8,152
deFuniak                $4,882                 $ 6,240
Stephenson              $4,446                 $ 4,810

(4) Base salary increases for the two   (5) No shares were held at year-end;
    Vice Chairmen include increases         however, early vesting of 3700
    granted at the time of their            shares occurred upon retirement.
    promotion in August, 1993.

STOCK OPTIONS
  The following table contains information regarding the grant of stock options during 1993 to the named executive officers under AmSouth's 1989 Long Term Incentive Compensation Plan.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                     ANNUAL  RATES
                                                                                                       OF STOCK
                                                                                                  PRICE  APPRECIATION
                                       INDIVIDUAL GRANTS                                            FOR OPTION TERM
- ------------------------------------------------------------------------------------------------ ----------------------
                        # OF SECURITIES   PERCENT OF TOTAL
                          UNDERLYING        OPTIONS/SARS
                         OPTIONS/SARS   GRANTED TO EMPLOYEES    EXERCISE OR       EXPIRATION
         NAME             GRANTED(#)       IN FISCAL YEAR    BASE PRICE ($/SH)       DATE          5%($)      10%($)
- ----------------------  --------------- -------------------- ----------------- ----------------- ---------- -----------
John W. Woods               18,000              9.4%              $29.75       February 23, 2003 $  336,780   $853,380
C. Stanley Bailey            4,500              2.3%              $29.75       February 23, 2003 $   84,195   $213,345
C. Dowd Ritter               4,500              2.3%              $29.75       February 23, 2003 $   84,195   $213,345
William A. Powell, Jr.      11,000              5.7%              $29.75       February 23, 2003 $  205,810   $521,510
A. Fox deFuniak, III         4,500              2.3%              $29.75       February 23, 2003 $   84,195   $213,345
E. W. Stephenson, Jr.        3,400              1.8%              $29.75       February 23, 2003 $   63,614   $161,194

 *The stock options became exercisable on February 23, 1994 (one year after date of grant) although vesting is accelerated upon death, disability or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the New York Stock Exchange on the date of grant.


OPTION EXERCISES AND HOLDINGS
  The following table provides information concerning the exercise of stock options during 1993 by the named executive officers and the unexercised stock options held by them at December 31, 1993.
   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-MONEY
                                                        OPTIONS/SARS AT FY-END(#)     OPTIONS/SARS AT FY-END($)
                                                        ------------------------- ---------------------------------
                        SHARES ACQUIRED VALUE REALIZED*
         NAME           ON EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE*
- ----------------------  --------------- --------------- ------------------------- ---------------------------------
John W. Woods                    0              $0.00            182,325                    $2,468,718.75
                                                                  18,000                       $27,000.00
C. Stanley Bailey                0              $0.00             21,600                      $265,847.01
                                                                   4,500                        $6,750.00
C. Dowd Ritter                   0              $0.00             28,503                      $369,392.01
                                                                   4,500                        $6,750.00
William A. Powell, Jr.      48,000        $658,050.02             14,966                       $46,261.75
                                                                       0                            $0.00
A. Fox deFuniak, III             0              $0.00             20,403                      $247,892.01
                                                                   4,500                        $6,750.00
E. W. Stephenson, Jr.            0              $0.00             19,950                      $260,392.50
                                                                   3,400                        $5,100.00

*Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

RETIREMENT PLAN
 The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth's qualified defined benefit Retirement Plan, as well as under nonqualified supplemental plans that provide benefits that would otherwise be denied participants because of Internal Revenue Code limitations on qualified plan benefits.

                              PENSION PLAN TABLE

                                    YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION      10         15         20         25         30         35
- ------------   --------   --------   --------   --------   --------   --------
  $ 50,000     $  7,320   $ 11,214   $ 15,264   $ 19,314   $ 23,364   $ 23,364
   100,000       16,320     24,714     33,264     41,814     50,364     50,364
   150,000       25,320     38,214     51,264     64,314     77,364     77,364
   200,000       34,320     51,714     69,264     86,814    104,364    104,364
   250,000       43,320     65,214     87,264    109,314    131,364    131,364
   300,000       52,320     78,714    105,264    131,814    158,364    158,364
   350,000       61,320     92,214    123,264    154,314    185,364    185,364
   400,000       70,320    105,714    141,264    176,814    212,364    212,364
   450,000       79,320    119,214    159,264    199,314    239,364    239,364
   500,000       88,320    132,714    177,264    221,814    266,364    266,364
   550,000       97,320    146,214    195,264    244,314    293,364    293,364
   600,000      106,320    159,714    213,264    266,814    320,364    320,364
   650,000      115,320    173,214    231,264    289,314    347,364    347,364
   700,000      124,320    186,714    249,264    311,814    374,364    374,364
   750,000      133,320    200,214    267,264    334,314    401,364    401,364

 The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts.

 The compensation covered by the plan is the base salary of the employee. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plan and the average base salary of the retiree for the 60 consecutive highest compensated months out of the 120 months preceding retirement. The full years of credited service and covered compensation in 1993 under the plan for the named executive officers are as follows: Mr.
Woods: 23 years ($595,000); Mr. Powell: 37 years ($211,335); Mr. Bailey: 19 years ($266,667); Mr. Ritter: 21 years ($266,267); Mr. deFuniak: 30 years ($217,000); and Mr. Stephenson: 18 years ($177,833). For purposes of calculating the benefit provided under the plan, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

COMPENSATION OF DIRECTORS
 Directors of AmSouth other than Mr. Woods, Mr. Bailey and Mr. Ritter are paid a fee of $4,000 at the end of each calendar quarter during which the director has served. In addition, each such director is paid a fee of $800 for each meeting of the Board and each committee meeting which the director attends. Effective in March 1994, the fee for attending Board meetings will be increased to $1,500. The committee meeting fee remains unchanged. Individual directors may, at their option, elect to defer the receipt of directors' fees and the deferred amounts earn interest at market rates until paid.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
 AmSouth has no employment contracts with any of the named executive officers. AmSouth has entered into agreements providing for compensation of certain executives, including the named executive officers (other than Mr. Powell, who has retired) under certain circumstances after a change in control (hereinafter referred to in this section as "the Agreements"). A "Change in Control" is defined as (1) a merger, consolidation or other corporate reorganization of AmSouth in which AmSouth does not survive, (2) disposition by AmSouth of a bank subsidiary or any successor then employing the executive,
(3) the beneficial ownership of one person or a related group of persons of as much as 20% of the outstanding voting stock of AmSouth unless acquired with the approval of AmSouth's Board of Directors, or (4) as may otherwise be defined by the Board of Directors from time to time.
 The Agreements provide that if employment is terminated within three years following a Change in Control for reasons other than for "cause," the executive is entitled to receive a cash payment in an amount equal to a specified multiple of the sum of the executive's base salary plus one-half of his maximum bonus under AmSouth's Executive Incentive Plan, as in effect at the time of the Change in Control. For Mr. Woods, Mr. Bailey and Mr. Ritter the multiple is 3.0 and for Mr. deFuniak and Mr. Stephenson the multiple is 2.5. The Agreements also provide that no payments will be made that exceed specified Internal Revenue Code limits that currently approximate three times the average of the executive's compensation for the prior five years. In addition, the Agreements accelerate benefits receivable under certain AmSouth plans, including the Long Term Incentive Compensation Plan and the 1989 Long Term Incentive Compensation Plan, and provide for insurance coverage of the executive and other benefits. The executive is also entitled to such payments and benefits if the executive terminates his employment due to a reduction in salary or responsibilities, assignment of duties inconsistent with the executive's position, a transfer or increase in travel requirements, or a good faith determination by the executive that effective discharge of his responsibilities is no longer possible due to a Change in Control.
 The purpose of the Agreements is to enable AmSouth to rely upon key executives to continue in their positions in the event of a proposed Change in Control, and to allow AmSouth the continued availability of the advice of key executives as to the best interests of the shareholders without concern that the executive might be distracted by the personal uncertainties and risks created by a Change in Control threat. The Agreements will automatically renew for successive one-year terms unless the executive is given written notification 180 days prior to a January 31 expiration date, in which case the Agreements will be terminated on the January 31 next following such notification. These Agreements do not constitute employment contracts and they apply only in circumstances following a Change in Control.

INFORMATION WITH RESPECT TO COMPENSATION
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

 The following directors served as members of the Compensation Committee of AmSouth's Board of Directors at some time during 1993: William D. Biggs, William J. Cabaniss, Jr., Joseph M. Farley, Elmer B. Harris, James I. Harrison, Jr., Ronald L. Kuehn, Jr., Hugh B. Jacks, William J. Rushton, III and Herbert A. Sklenar.
 The following information concerns directors who were members of the Compensation Committee of AmSouth's Board of Directors during 1993:
 (a) Mr. William J. Rushton, III is Chairman of the Board of Protective Life Corporation ("Protective Life"). During 1993 AmSouth and its subsidiaries paid premiums, fees and deposits for various insurance of $4,353,541 to Protective Life and its subsidiaries, and Protective Life and its subsidiaries paid $3,719,417 to AmSouth and its subsidiaries in commissions, interest, mortgage loan service fees and other charges.
 (b) Mr. James I. Harrison, Jr. is President and a substantial shareholder of Harco Drug, Inc. AmSouth Bank N.A. has subleased space from Harco Drug, Inc., for two branch locations with annual rental payments and remaining terms respectively of $26,400 and two years and $26,000 and eight years.
 (c) Mr. Ronald L. Kuehn, Jr. is Chairman of the Board, President and Chief Executive Officer of Sonat, Inc. ("Sonat"). The main office of AmSouth Bank N.A. is owned by a joint venture between the Bank and Sonat, both of which are tenants in the building with annual rental payments of approximately $3,053,461 and $3,365,163, respectively, and having remaining terms of three years.
 During 1993, Mr. John W. Woods, Chairman of the Board, President and Chief Executive Officer of AmSouth, served as a member of the Boards of Directors of Alabama Power Company and Protective Life Corporation, and on the Compensation Committee of Protective Life Corporation. During 1993, Mr. William J. Rushton, III, Chairman of the Board of Protective Life Corporation, and Mr. Elmer B. Harris, President and Chief Executive Officer of Alabama Power Company, served as members of AmSouth's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 INTRODUCTION AND OVERALL PHILOSOPHY
 The Compensation Committee (the "Committee") of AmSouth's Board of Directors is composed of seven non-officer directors. The Committee is generally responsible for all of AmSouth's compensation and benefit plans, and is specifically responsible for evaluating and approving compensation plans, and payments and awards under those plans, for AmSouth's most senior executives, including the named executive officers. During 1993, the Committee held four meetings.
 In discharging this responsibility, the Committee has, for a number of years, used the services of compensation consultants as a resource. Compensation consultants have also been utilized in the process of developing the current AmSouth incentive and benefit plans.
 The following comments are applicable to executive officers of AmSouth, including the Chief Executive Officer and the named executive officers.

 EXECUTIVE COMPENSATION POLICIES
 AmSouth's executive compensation programs have as their stated purpose to attract, reward, retain and motivate the strong leadership necessary to achieve, over time, a superior financial performance. There are three major components to the program: base salary, short-term incentives and long-term incentives.
 Base salary provides the foundation for executive pay; its purpose is to compensate the executive for performing his or her basic duties. The purpose of the short-term incentive plan is to provide rewards for favorable short-term performance. The purpose of the long-term incentive program is to provide incentives and rewards for longer-term performance, and to motivate long-term thinking.
 The Committee believes that AmSouth's executive compensation program motivates executives to perform in a superior manner and rewards them appropriately for the actual level of success achieved by the Company.
 AmSouth's goal for executive compensation is to provide total compensation opportunities based on the average practice of a group of Peer Banks. Those opportunities are designed such that AmSouth performance that is higher or lower than the Peer Banks generates compensation higher or lower than the Peer Banks. AmSouth considers the entire pay package when setting each portion of pay.
 The Peer Bank group includes all U.S. commercial banks with total assets ranging from one-half to twice AmSouth's asset size. The Committee has concluded that this is the best comparison group for AmSouth, both for purposes of establishing competitive levels of compensation, and to compare relative performance. It reflects companies within the banking industry at an appropriate size relative to AmSouth, includes all companies within the parameters stated and is large enough to provide a valid comparison both for compensation and for performance.
 The companies chosen for the Peer Bank group used for compensation purposes generally are not the same companies which comprise the published industry index in the Performance Graph included in this proxy statement. The Committee believes that AmSouth's most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

 BASE SALARY
 AmSouth's salary ranges are set such that their midpoints are at the average of the Peer Banks, as those banks are represented in various salary surveys to which AmSouth has access. The Committee believes this strikes an appropriate balance between managing AmSouth's fixed costs and retaining a competent, cohesive and effective management team.
 Progress within a particular executive's salary range, and thus annual base salary increases, are determined based on (a) projected base salary increases in the banking industry in general, and (b) the individual's experience, tenure and individual performance each year. This determination has both objective and subjective elements, but does not lend itself to formulas or weightings. Individual executive base salaries may be above or below the average of the Peer Banks based on these factors.
 Base salary adjustments for all executive officers are approved by the Committee. Comments regarding individual base salary increases during 1993 for the named executive officers can be found in footnotes to the Summary Compensation Table.

 SHORT-TERM INCENTIVE PLAN
 AmSouth's short-term incentive plan, the Executive Incentive Plan, is designed to provide rewards to participants on an annual basis based primarily on corporate performance, and secondarily on individual performance. The cash bonus opportunities provided by the Executive Incentive Plan are designed to be at the average of the Peer Banks as represented in available surveys. That is, the target opportunity is average; higher or lower performance than average then yields higher or lower payouts than the average.
 AmSouth's corporate performance level is determined by comparison to the Peer Banks. AmSouth's percentile ranking among the Peer Banks is determined based on two objective measurement factors: Return on Average Equity (ROAE) and Return on Average Assets (ROAA) (weighted equally). The Committee believes that these two measures, compared to peers, do the best job of measuring AmSouth's financial success on a single-year basis.
 Individual awards are determined by a plan provision that specifies the percentage of the executive's base salary to be awarded for specified peer group percentile rankings. Awards under the plan may range from (a) 0-90% of the base salary of an officer who is also a director of AmSouth, (b) 0-72% of the base salary of Senior Executive Vice Presidents or Group Heads, and (c) 0-62% of the base salary of other plan participants.
 No payouts are allowed if AmSouth's performance is below the 35th percentile, or if the net earnings of AmSouth for a Plan Year do not exceed two times the cash dividends declared by AmSouth in that Plan Year. Performance at the median of the designated peer group will provide a payout of 45%, 35% and 30% of base salary for each of the groups described in the immediately preceding paragraph, respectively. These payout levels are designed to be at the median of the Peer Banks. Payouts may range above or below these levels if performance is above or below the median of the Peer Banks.
 Actual payouts for a particular executive may be decreased to zero, or increased by up to two performance categories (but not above the maximums stated above), based on the Committee's assessment of the personal performance of the executive, and such adjustments are discretionary on the part of the Committee.

 The Committee retains the power to change the Executive Incentive Plan formula as and if necessary. Any such changes would be prospective only, however.
 The Committee believes that the Executive Incentive Plan structure pays for performance, focusing primarily on corporate performance and thus fostering teamwork, and rewards for management skill in the same economic and interest rate environment as other banks. These are goals the Committee believes are important in developing plans that benefit AmSouth.
 During 1993, AmSouth's ROAE and ROAA performance led to payouts equal to 100% of target.

 LONG-TERM INCENTIVE PLAN
 The overall purpose of AmSouth's 1989 Long Term Incentive Compensation Plan (the "LTIP") is to promote the long-term success of AmSouth and its subsidiaries. The LTIP accomplishes this by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The LTIP is a key component of executive compensation, and two types of long-term incentives were utilized under it in 1993: stock options and performance-based restricted stock grants.
 The LTIP is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in AmSouth, to continue employment with AmSouth and to render superior performance during such employment. The Committee believes the program meets those objectives.
 As noted below, the LTIP links executives interests directly to the interests of shareholders in two ways: (a) the greater the increase in stock value, the greater the reward to the executive under both types of incentives, and (b) the number of shares of restricted stock granted increases as AmSouth's long-term performance against the Peer Banks increases.
 AmSouth develops its grant sizes for stock options and restricted stock first by determining the average of the long-term incentive opportunities provided to similar positions at the Peer Banks. This calculation is made with the help of outside consultants. Market data on the Peer Banks is limited to that available in surveys to which AmSouth has access.
 Then, the Committee delivers one-half that value in the form of stock options and one-half in the form of a target restricted stock opportunity that is based on AmSouth's performance against the Peer Banks. (The actual restricted stock award may differ from target based on performance, as discussed below.) The Committee believes this strikes an appropriate balance between incentives for future performance and rewards for past performance. The Committee does not consider prior option or restricted stock grants in making new grants.

 STOCK OPTIONS
 Stock options are granted for two primary reasons. First, the Committee believes that they align executive pay with shareholders interests, since no rewards are realized unless the stock value increases. Second, they are the most prevalent type of long-term incentive at the Peer Banks and the issuance of options causes AmSouth to be competitive in that respect.
 The options to purchase AmSouth stock that were granted in 1993 were issued at 100% of the fair market value of AmSouth common stock on the date of the grant, generally become exercisable on February 23, 1994 (one year after date of grant) and expire 10 years after the date of grant.

 PERFORMANCE-BASED RESTRICTED STOCK
 Restricted stock grants made in 1993 were dependent on the average percentile of AmSouth's prior three-year ROAE, ROAA and Total Shareholder Return (TSR) (weighted equally) against the Peer Banks. A formula was developed that provides a particular grant size for each percentile level of performance. The higher the performance, the larger the grant size. Grant sizes can range from zero to 200% of an average market grant.
 For the three years ending with 1992, AmSouth's combined ROAE, ROAA and TSR performance was at the 54.8th percentile of the Peer Banks. This resulted in a restricted stock grant at 100% of the targeted Peer Bank average.
 Restricted stock issued in 1993 will be held by the company for three years before it is released to the executive. Executives receive dividends on their shares and experience the impact of stock price decreases and the rewards of stock price increases throughout the restriction period. Thus, executives are encouraged to think in ways that promote corporate performance and benefit stockholders. These shares also serve as a positive incentive to encourage key officers to remain with the company, since the stock is forfeited if the executive leaves prior to the end of the restriction period.

 POLICY REGARDING $1 MILLION DEDUCTION LIMIT
 With respect to the $1 million deduction limit on executive pay, the Committee plans to consider it with great care and to review all situations in which AmSouth might lose deductions. Because the law was passed after certain AmSouth plans were designed and grants made, however, and because some of these plans and grants are not grandfathered under the rules, the Committee cannot assure that AmSouth will not lose some deductions, particularly for grants made during 1993 through 1995. It believes any such lost deductions will be immaterial to the financial condition and performance of AmSouth, however.

 CHIEF EXECUTIVE OFFICER COMPENSATION
 The Committee gives special attention to determining appropriate pay for the Chief Executive Officer, Mr. John W. Woods, and works closely with an outside compensation consultant in this regard. Following are comments on Mr. Woods' 1993 compensation:

 BASE SALARY
 Base salary of $595,000 in 1993 is above midpoint, but below the maximum salary range. This is due to Mr. Woods' long tenure as CEO of AmSouth (over 20 years) and the Committee's and Board's assessment of Mr. Woods' and AmSouth's performance during that time.

 EXECUTIVE INCENTIVE PLAN
 The Executive Incentive Plan Award for 1993 was $327,250, or 55% of base salary. This was determined under the terms of the Executive Incentive Plan by AmSouth's corporate performance compared to the Peer Banks using the plan procedures described above. Performance was at the median of the Peer Bank group. Mr. Woods' target payout under the plan is 45% of base salary. The Committee increased Mr. Woods' payment by two performance categories as allowed by the Plan, based on its assessment of Mr. Woods' performance.

 LTIP
 Stock options for 18,000 shares and 6,425 shares of restricted stock were granted to Mr. Woods by the Committee in 1993 based on the procedures detailed above for all executive officers.

 MISCELLANEOUS
 "All Other Compensation," as disclosed in the Summary Compensation Table consists of payments made by reason of AmSouth's prior Profit Sharing Plan and AmSouth's matching contribution to Mr. Woods' account under the existing AmSouth Thrift Plan.

 CONCLUSION
 The Committee believes that under the AmSouth compensation package, executive officers' compensation has been commensurate with AmSouth's financial performance and total value received by its shareholders. The Committee continually reviews the programs and will modify them as needed to continue to meet AmSouth's business and compensation objectives with the ultimate goal of maximizing long-term shareholder value.

 Submitted by the Compensation Committee of the AmSouth Bancorporation Board of Directors:
  William D. Biggs (Vice Chairman)
  William J. Cabaniss, Jr.
  Joseph M. Farley (Chairman)
  Elmer B. Harris
  Hugh B. Jacks
  Ronald L. Kuehn, Jr.
  Herbert A. Sklenar

PERFORMANCE GRAPH
 Set forth below is a graph comparing the yearly percentage change in the cumulative total return of AmSouth's common stock against the cumulative total return of the S&P 500 Index and the S&P Regional Bank Index for the last five years. It assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

                            [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG AMSOUTH, S&P 500 INDEX AND S&P REGIONAL BANK INDEX

Measurement period                           S&P 500     S&P Regional
(Fiscal year Covered)           AmSouth       Index       Bank Index
- ---------------------           -------      -------     ------------
Measurement PT -
12/31/88                        $ 100        $ 100       $ 100

FYE 12/31/89                    $ 110        $ 132       $ 122
FYE 12/31/90                    $  97        $ 127       $  87
FYE 12/31/91                    $ 168        $ 166       $ 156
FYE 12/31/92                    $ 265        $ 179       $ 199
FYE 12/31/93                    $ 263        $ 197       $ 210


VOTING PROCEDURES
 Under the Delaware General Corporation Law (the "DGCL") and AmSouth's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the stockholders is established, under the DGCL, (i) the directors standing for election must be elected by a plurality of the shares of common stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken, must be approved by the vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting. For voting purposes, abstentions and broker non-votes will in effect count as "no" votes.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
 The independent public accounting firm selected by the Board of Directors for the calendar year 1994 is Ernst & Young. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

AMSOUTH
PROXY

For Annual Shareholders' Meeting
1. ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below (except as marked to the contrary below).
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. If you do not indicate that you withhold authority to vote for the election of any nominee, this proxy will be counted as voting for that nominee.)

1. George W. Barber, Jr.              5. E. Roberts Leatherbury
2. William J. Cabaniss, Jr.           6. Z. Cartter Patten, III
3. Hugh B. Jacks                      7. Herbert A. Sklenar
4. Ronald L. Kuehn, Jr.               8. John W. Woods


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES.

  The undersigned hereby appoints Eunice A. Hickey, David E. White and Charles
S. Northen, IV (the "Proxies") and any of them, jointly or severally, the lawful attorneys of the undersigned with full power of substitution to vote all of the stock of AMSOUTH BANCORPORATION standing in the name of the undersigned at the close of business on March 4, 1994 upon the books of the Corporation, at the Annual Meeting of Shareholders to be held on Thursday, April 21, 1994 and at any adjourned meeting or meetings, as indicated herein.

                         (Continued on Reverse Side)

                              NUMBER OF SHARES

The Proxies will vote the shares represented hereby as directed by the undersigned shareholder, but if no direction is given, they will vote the shares FOR the election of all nominees. The Proxies are further authorized to vote, in their discretion, in accordance with the recommendation of the management of AmSouth Bancorporation, on any other matters that may properly come before the meeting or any adjournment thereof and with respect to the election of any person as a Director if a nominee for the office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

Please sign exactly as name appears below. When shares are held by joint
- ------------------------------------------------------------------------
tenants, both should sign. When signing as attorney, executor, administrator,
- --------------------------
trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            DATED:_____________________________________, 1994
                            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            ------------------------------------------------
                            Signature

                            ------------------------------------------------
                            Signature if held jointly

                        (Continued from Reverse Side)